NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION ANNOUNCES
APPOINTMENT OF NEW BOARD MEMBER

Lagrangeville, New York***October 25, 2010***Command Security Corporation (NYSE Amex: MOC) (the “Company”) is pleased to announce that James P. Heffernan has joined the Company’s Board of Directors.  Mr. Heffernan will also serve as Chairman of the Audit Committee and as a member of the Compensation Committee of the Company’s Board.  Mr. Heffernan brings decades of significant business experience to Command’s Board.  Currently, he serves as a member of the board of directors of Solutia Inc., a performance materials specialty chemical manufacturer with global operations around the world, and as a member of the board of directors of United Natural Foods, Inc., a leading distributor of natural and organic foods.  Mr. Heffernan also serves as Vice Chairman and as a Trustee of the New York Racing Association, which is the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga.  Previously, Mr. Heffernan served as President of WHR Management Corp. and as General Partner and President of Whitman Heffernan & Rhein Workout Funds, an investment banking firm specializing in corporate reorganizations.  From 1993 to 2000, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a Director of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations.  From 1993 until 2000, Mr. Heffernan served as a Director and as Chairman of the Finance Committee of Columbia Energy Group, a vertically integrated gas company with several billion dollars of annual revenues and assets (which was acquired by NiSource in November 2000).  Before joining Columbia Energy Group, Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations.

Edward S. Fleury, Chief Executive Officer of the Company stated: “We are very pleased that James Heffernan has agreed to join our Company’s Board of Directors.  We expect that our Company, the Board and the audit and compensation committees of our Board will benefit greatly through Mr. Heffernan’s many years of business experience and expertise, as well as from his extensive legal background and experience, and that he will contribute in many ways to our Company.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.